Exhibit 99.1

Media Contact:	Jeff Bergau jeff.bergau@arcadiabio.com +1-312-217-0419

ARCADIA BIOSCIENCES ANNOUNCES SECOND-QUARTER AND FIRST-HALF 2015 FINANCIAL

RESULTS AND BUSINESS HIGHLIGHTS

DAVIS, Calif. (August 10, 2015) – Arcadia Biosciences, Inc. (NASDAQ: RKDA), an agricultural technology company with more than 50 pipeline products focused on generating higher yields for farmers through controlling abiotic stress in plants, today released its financial and business results for the second-quarter and first-half of 2015.

The company’s loss from operations of $3.5 million in the second quarter of 2015 was a 29 percent improvement over the loss from operations in the second quarter of 2014 as a result of slightly higher product and license revenues and a lower level of operating expenses. For the first half of 2015, the operating loss of $7.3 million was a 4 percent improvement on a comparative basis as reduced operating expenses offset lower revenues.

“Operating performance in the first half of the year and our first quarter as a public company are in line with our expectations, and we are comfortable with our relatively stable level of revenues and expenses in the near-term,” said Eric Rey, president and CEO of Arcadia. “Longer-term, our financial success will be a function of our ability to advance our later-stage pipeline products toward commercialization while continuing to carefully manage operating expenses.”

“The key regulatory approvals, technology achievements, and new partnerships achieved so far this year underscore our ability to advance our pipeline through global regulatory systems, effectively manage extensive field testing, and expand our major global partnerships,” added Rey. “We have created a differentiated model for bringing major yield enhancements to growers globally, and we are focused on accelerating and expanding that potential.”

Arcadia Biosciences, Inc.

Financial Snapshot

(In thousands)

	Three Months Ended June 30			Six Months Ended June 30
	2015	2014	% Increase/ (Decrease)	2015	2014	% Increase/ (Decrease)
Total Revenues	1,430	1,305	10%	2,245	2,682	(16%)
Total Operating Expenses	4,977	6,304	(21%)	9,503	10,262	(7%)
Loss From Operations	(3,547)	(4,999)	(29%)	(7,258)	(7,580)	(4%)
Net Loss and Comprehensive Loss	(3,677)	(5,811)	(37%)	(9,480)	(9,287)	2%
Net Loss Attributable to Common Stockholders	(4,556)	(6,329)	(28%)	(12,251)	(9,805)	25%

Revenues

In the second quarter of 2015, revenues were $1.4 million as compared with revenues of $1.3 million in the second quarter of 2014, a 10 percent increase. The quarter-over-quarter growth was the result of increases in product and license revenues, which offset a decrease in revenues from contract research and government grants. In the first half of 2015, overall revenues decreased to $2.2 million from $2.7 million as a result of lower revenue from contract research and government grants.

Operating Expenses

In the second quarter of 2015, operating expenses were $5.0 million, down from $6.3 million in the second quarter of 2014, a 21 percent improvement. For the first half of 2015, operating expenses were $9.5 million as compared with $10.3 million during the same period in 2014, a 7 percent reduction. These decreases in operating expenses were a function of lower research and development (R&D) and selling, general and administrative (SG&A) expenses, primarily resulting from the absence of significant one-time expenses which were incurred in the second quarter and first half of 2014.

Net Loss and Comprehensive Loss

Net loss and comprehensive loss for the second quarter of 2015 was $3.7 million, a 37 percent decrease from the second quarter of 2014. Net loss for the first half of 2015 was $9.5 million, a 2 percent increase over the first half of 2014. The net loss in the first half of 2015 included the effect of higher interest expense, but also was materially impacted by non-cash adjustments to the value of financing-related derivatives which occurred in the first quarter. Additionally, the 2015 net loss included the effect of a higher income tax provision, while the 2014 net loss included a non-cash loss generated by Arcadia’s Limagrain Cereal Seeds LLC joint venture.

Net Loss Attributable To Common Stockholders

Net loss attributable to common stockholders for the second quarter of 2015 was $4.6 million, or a loss of 19 cents per share, a 28 percent decrease from the second quarter of 2014. The net loss for the first half of 2015 was $12.3 million, or a loss of 94 cents per share, a 25 percent increase from the first half of 2014. The net loss attributable to shareowners included significant non-cash adjustments associated with Series D financing redemption rights and deemed dividends to a warrant holder. The number of shares outstanding used to calculate the per-share losses attributable to common stockholders in 2015 is weighted and reflects the company’s change from a private to a public company.

Business And Technology Update

“Our key achievements in the second quarter of 2015 were a combination of advancing our pipeline toward commercialization and filling our pipeline with promising new traits,” said Rey. “While not reflected in our current financial results, we continue to make progress on the business, regulatory, and technology aspects that make up the the critical components of the long-term value of our pipeline.”

During the second quarter of 2015, Arcadia achieved several key business milestones, including:

•	April 2015 – Argentinian Regulatory Approval Of HB4 Stress-Tolerant Soybeans. Through its Verdeca joint venture with Bioceres, Arcadia received approval from Argentina’s National Advisory Commission on Agricultural Biotechnology (CONABIA), concluding that Verdeca soybeans containing the HB4 trait are as safe for the environment as conventional soybeans. This was the world’s first regulatory approval for a stress tolerance trait in soybeans.

•	April 2015 – Dow AgroSciences Soybean Trait Collaboration. Arcadia and Bioceres, through their Verdeca joint venture, signed a key agreement with Dow AgroSciences to develop and commercialize innovative traits in soybeans, combining Verdeca’s agronomic performance and product quality traits with Dow AgroSciences’ herbicide tolerance and insect resistance traits.

•	June 2015 – U.S. Food and Drug Administration (FDA) Early Food Safety Evaluation For Nitrogen Use Efficiency Trait. The FDA completed its Early Food Safety Evaluation (EFSE) process for alanine aminotransferase, the plant protein responsible for the company’s Nitrogen Use Efficiency (NUE) trait. This critical approval lays the foundation for NUE regulatory approvals for all crops globally.

•	June 2015 – Phytola Collaboration To Increase Oil Content In Soybeans. Arcadia announced its collaboration with Phytola, a leader in oilseed crop research, to develop soybean varieties with higher value due to increased oil content.

•	June 2015 – FDA Approval of GLA Safflower Meal For Use In Animal Feed. The FDA approval of GLA safflower meal for use in animal feed opened up new markets for a by-product of the company’s GLA safflower oil manufacturing process, improving production economics of the product.

•	April 2015 – Study Showed NUE Trait Increases Biomass In Sugarcane. The South African Sugarcane Research Institute (SASRI) published a study in the peer-reviewed journal Plant Cell Reports that showed significant improvements in plant growth parameters and biomass in sugarcane lines incorporating Arcadia’s NUE trait.

Conference Call And Webcast

The company has scheduled a conference call for 4:30 p.m. Eastern (1:30 p.m. Pacific) to discuss second-quarter and first-half results and the quarter and half’s key strategic achievements.

Interested participants can join the conference call using the following numbers:

U.S. Toll-Free Dial-In:	+1-855-546-9560
International Dial-In:	+1-412-455-6124
Passcode:	87674224

A live webcast of the conference call will be available on the “Investors” section of the Arcadia’s website at www.arcadiabio.com. Following completion of the call, a recorded replay will be available on the company’s investor website.

Safe Harbor Statement

“Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995:This press release and the accompanying conference call contain forward-looking statements about the company and its products, including statements relating to components of the company’s long-term financial success; the company’s traits, commercial products, and collaborations; and the company’s ability to manage the regulatory processes for its traits and commercial products. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially, and reported results should not be considered as an indication of future performance. These risks and uncertainties include, but are not limited to: the company’s and its partners’ ability to develop commercial products incorporating its traits and to complete the regulatory review process for such products; the company’s compliance with laws and regulations that impact the company’s business, and changes to such laws and regulations; and the company’s future capital requirements and ability to satisfy its capital needs. Further information regarding these and other factors that could affect the company’s financial results is included in filings the company makes with the Securities and Exchange Commission from time to time, including the section entitled “Risk Factors” in the company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2015 and additional information that will be set forth in its Form 10-Q for the quarter ended June 30, 2015. These documents are or will be available on the SEC Filings section of the Investor Relations pages of the company’s website at www.arcadiabio.com. All information provided in this release and in the attachments is as of the date hereof, and Arcadia Biosciences, Inc. undertakes no duty to update this information.

About Arcadia Biosciences, Inc.

Based in Davis, Calif., with additional facilities in Seattle, Wash. and Phoenix, Ariz., Arcadia Biosciences (NASDAQ: RKDA) develops agricultural products that create added value for farmers while benefitting the environment and enhancing human health. Arcadia’s agronomic performance traits, including Nitrogen Use Efficiency, Water Use Efficiency, Salinity Tolerance, Heat Tolerance and Herbicide Tolerance, are all aimed at making agricultural production more economically efficient and environmentally sound. Arcadia’s nutrition traits and products are aimed at creating healthier ingredients and whole foods with lower production costs. The company was recently listed in the Global Cleantech 100 and was previously named one of MIT Technology Review’s 50 Smartest Companies. For more information, visit www.arcadiabio.com.

Arcadia Biosciences, Inc.

Condensed Consolidated Balance Sheets

(In thousands, except share data)

	June 30, 2015	December 31, 2014
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$80,003	$16,571
Accounts receivable	145	1,042
Unbilled revenue	212	380
Inventories — current	572	424
Prepaid expenses and other current assets	704	278

Total current assets	81,636	18,695
Property and equipment, net	633	728
Inventories — noncurrent	2,101	2,149
Cost method investment	500	500
Other noncurrent assets	118	2,817

Total assets	$84,988	$24,889

Liabilities, redeemable and convertible preferred stock and stockholders’ equity (deficit)
Current liabilities:
Accounts payable and accrued expenses	$4,677	$3,197
Amounts due to related parties	10	56
Promissory notes — current	—	1,055
Convertible promissory notes	3,456	4,551
Unearned revenue — current	952	830
Derivative liabilities related to convertible promissory notes	2,688	1,580

Total current liabilities	11,783	11,269
Notes payable	19,349	—
Note payable to related party	—	8,000
Promissory notes — noncurrent	—	869
Unearned revenue — noncurrent	2,930	3,636
Other noncurrent liabilities	3,000	3,000

Total liabilities	37,062	26,774

Redeemable convertible preferred stock, no par value — 0 and 10,553,770 shares authorized as of June 30, 2015 and December 31, 2014; 0 and 9,587,764 issued and outstanding as of June 30, 2015 and December 31, 2014	—	34,098
Convertible preferred stock, no par value — 0 and 94,586,346 shares authorized as of June 30, 2015 and December 31, 2014; 0 and 23,385,029 issued and outstanding as of June 30, 2015 and December 31, 2014	—	48,783
Stockholders’ equity (deficit):
Preferred stock, $0.001 par value — 20,000,000 and 0 shares authorized as of June 30, 2015 and December 31, 2014; no shares issued and outstanding as of June 30, 2015 and December 31, 2014	—	—
Common stock, $0.001 par value — 400,000,000 and 140,000,000 shares authorized as of June 30, 2015 and December 31, 2014; 43,581,695 and 2,074,030 shares issued and outstanding as of June 30, 2015 and December 31, 2014	44	—
Additional paid-in capital	171,332	29,204
Accumulated deficit	(123,450)	(113,970)

Total stockholders’ equity (deficit)	47,926	(84,766)

Total liabilities, redeemable and convertible preferred stock and stockholders’ equity (deficit)	$84,988	$24,889

Arcadia Biosciences, Inc.

Condensed Consolidated Statements of Operations and Comprehensive Loss

(Unaudited)

(In thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Revenues:
Product	$179	$65	$260	$199
License	401	195	559	371
Contract research and government grants	850	1,045	1,426	2,112

Total revenues	1,430	1,305	2,245	2,682
Operating expenses:
Cost of product revenues	106	46	162	137
Research and development	2,086	2,275	3,918	4,258
Selling, general and administrative	2,785	3,983	5,423	5,867

Total operating expenses	4,977	6,304	9,503	10,262

Loss from operations	(3,547)	(4,999)	(7,258)	(7,580)
Interest expense	(775)	(399)	(1,242)	(783)
Other income (expense), net	735	222	(661)	200

Net loss before income taxes and equity in loss of unconsolidated entity	(3,587)	(5,176)	(9,161)	(8,163)

Income tax provision	(90)	(99)	(319)	(192)
Equity in loss of unconsolidated entity	—	(536)	—	(932)

Net loss and comprehensive loss	(3,677)	(5,811)	(9,480)	(9,287)
Accretion of redeemable convertible preferred stock to redemption value	(879)	(518)	(2,574)	(518)
Deemed dividends to warrant holder	—	—	(197)	—

Net loss attributable to common stockholders	$(4,556)	$(6,329)	$(12,251)	$(9,805)

Net loss per share attributable to common stockholders:
Basic and diluted	$(0.19)	$(3.08)	$(0.94)	$(4.77)

Weighted-average number of shares used in per share calculations:
Basic and diluted	23,775,368	2,056,559	12,985,332	2,056,559

Arcadia Biosciences, Inc.

Condensed Consolidated Statements of Cash Flows

(Unaudited)

(In thousands)

	Six Months Ended June 30,
	2015	2014
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(9,480)	$(9,287)
Adjustments to reconcile net loss to cash used in operating activities:
Depreciation and amortization	141	183
Gain on disposal of equipment	—	(3)
Equity in loss of unconsolidated entity	—	932
Stock-based compensation	924	399
Common stock warrants issued for services	—	93
Change in fair value of derivative liabilities related to convertible promissory notes	1,108	(198)
Gain on expiration of warrant and derivative liability related to notes payable upon IPO	(437)	—
Accretion of debt discount	343	308
Changes in operating assets and liabilities:
Accounts receivable	897	398
Amounts due from related parties	—	100
Unbilled revenue	168	(360)
Inventories	(100)	(828)
Prepaid expenses and other current assets	(426)	44
Other noncurrent assets	(59)	17
Accounts payable and accrued expenses	969	351
Amounts due to related parties	(46)	(151)
Unearned revenue	(584)	(421)

Net cash used in operating activities	(6,582)	(8,423)

CASH FLOWS FROM INVESTING ACTIVITIES:
Cost method investment	—	(950)
Proceeds from sale of property and equipment	—	7
Purchases of property and equipment	(23)	(5)

Net cash used in investing activities	(23)	(948)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of common stock upon initial public offering	68,226	—
Payments of IPO issuance costs	(6,805)
Proceeds from issuance of notes payable	20,000	—
Payments of debt issuance costs	(290)
Proceeds from exercise of stock options	28	—
Proceeds from issuance of redeemable convertible preferred stock and common stock warrants, net of issuance costs	—	32,845
Payments on note payable to related party	(8,000)	—
Payments on notes payable and convertible promissory notes	(3,122)	(595)
Capital lease payments	—	(39)

Net cash provided by financing activities	70,037	32,211

Net increase in cash and cash equivalents	63,432	22,840
Cash and cash equivalents — beginning of period	16,571	2,835

Cash and cash equivalents — end of period	$80,003	$25,675

Supplemental Disclosures Of Cash Flow Information:
Cash paid for interest	$945	$414

Cash paid for income taxes	$149	$83

Noncash investing and financing activities:
Accretion of redeemable convertible preferred stock	$2,574	$518

Purchases of property and equipment included in accounts payable and accrued expenses	$24	$—

Reclassification of deferred IPO costs to equity	$5,111	$—

Deemed dividend to common stock warrant holder	$197	$—

Issuance of warrants and derivatives	$437	$—

IPO costs included in accounts payable and accrued expenses	$1,488	$—

Conversion of preferred stock to common stock upon IPO	$85,454	$—

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